UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2012

Oplink Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46335 Landing Parkway, Fremont, CA 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 933-7200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

    On September 13, 2012, the Board of Directors (the “Board”) of Oplink Communications, Inc. (the “Company”) adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of September 18, 2012, by and between the Company and Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agreement”).  The following description of the terms of the Rights Agreement (which includes as exhibits thereto the Form of Certificate of Designations, the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares (“Summary of Rights”)) does not purport to be complete and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

    As reflected in the Rights Agreement, the Board authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company.  The dividend is payable to the stockholders of record on September 27, 2012 (the “Record Date”).  Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $102.20 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment.  In addition, one Right will automatically attach to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights.  The description and terms of the Rights are set forth in the Rights Agreement.

    Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed.  The Rights will separate from the Common Shares on the Distribution Date.  The “Distribution Date” is the close of business on the tenth day after the first date of public announcement that any person, together with such person’s associates and affiliates (other than the Company or certain related entities), has become the beneficial owner of 15% or more of the then outstanding Common Shares (such person, an “Acquiring Person”) or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (such date, the “Shares Acquisition Date”).

    Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares and will be transferred only in connection with the transfer of Common Shares, (ii) certificates for Common Shares that become outstanding after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.  As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 13, 2022, unless earlier redeemed or exchanged by the Company as described below.

    In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, the number of Common Shares (or, in certain circumstances, cash or other securities of the Company) having a value equal to two times the exercise price of the Right.  Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or any affiliate or associate thereof) will be null and void.

    In the event that, at any time after a person has become an Acquiring Person, (i) the Company effects a share exchange, consolidates with, or merges with and into any other person, (ii) any person effects a share exchange, consolidates with, or merges with and into the Company, and the Company is the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common

Shares are changed into or exchanged for securities, cash or other property of any other person, or (iii) the Company (or one or more of its subsidiaries) sells or otherwise transfers, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other person other than the Company or one or more of its wholly-owned subsidiaries, then proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

    The Purchase Price payable, and the number of Common Shares or other securities or cash issuable, upon exercise of the Rights are subject to customary adjustments from time to time as set forth in the Rights Agreement in order to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price.

    Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle holders, in preference to the holders of Common Shares, to receive, when and if declared, quarterly dividends in an amount per share equal to the greater of (i) $0.01 and (ii) subject to adjustment, 1,000 times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $1,000 per share (plus an amount equal to accrued and unpaid dividends and distributions thereon) and an aggregate amount per share equal to 1,000 times (subject to certain adjustments) the aggregate amount to be distributed per share to the holders of the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times (subject to certain adjustments) the amount received per Common Share.  These rights are protected by customary anti-dilution provisions.

    No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

    The Board may, at its option, at any time prior to such time as any person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment (the “Redemption Price”).  Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to, among other things, make any provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

    The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board.  The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be amended to permit such acquisition or redeemed by the Company at the Redemption Price of $0.001 prior to such time as any person becomes an Acquiring Person.

Item 3.03   Material Modification to Rights of Security Holders

See Item 1.01 above which is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Designations”).  The Certificate of Designations was filed with the Secretary of State of Delaware, and became effective, on September 14, 2012.  The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Oplink Communications, Inc.
4.1
Rights Agreement, dated as of September 18, 2012, between Oplink Communications, Inc. and Computershare Shareowner Services LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Rights Certificate, and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 19, 2012	OPLINK COMMUNICATIONS, INC.

	By:	/s/ Shirley Yin
Shirley Yin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Oplink Communications, Inc.
4.1
Rights Agreement, dated as of September 18, 2012 between Oplink Communications, Inc. and Computershare Shareowner Services LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Rights Certificate, and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.